

<ARTICLE>                     5
<LEGEND>
     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
     FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
     STATEMENTS.
</LEGEND>
<CIK>                         0000091693
<NAME>                        Coinmach Corporation
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS                       3-MOS
<FISCAL-YEAR-END>                              MAR-31-2001       MAR-31-2001
<PERIOD-START>                                 APR-01-2000       JUL-01-2000
<PERIOD-END>                                   SEP-30-2000       SEP-30-2000
<EXCHANGE-RATE>                                1                 1
<CASH>                                         23,876            0
<SECURITIES>                                   0                 0
<RECEIVABLES>                                  11,100            0
<ALLOWANCES>                                   0                 0
<INVENTORY>                                    14,474            0
<CURRENT-ASSETS>                               0                 0
<PP&E>                                         300,169           0
<DEPRECIATION>                                 (27,270)          0
<TOTAL-ASSETS>                                 1,038,329 <F1>    0
<CURRENT-LIABILITIES>                          0                 0
<BONDS>                                        695,403   <F2>    0
<PREFERRED-MANDATORY>                          0                 0
<PREFERRED>                                    0                 0
<COMMON>                                       41,391            0
<OTHER-SE>                                     0                 0
<TOTAL-LIABILITY-AND-EQUITY>                   1,038,329 <F3>    0
<SALES>                                        0                 0
<TOTAL-REVENUES>                               262,557           128,332
<CGS>                                          0                 0
<TOTAL-COSTS>                                  174,259           84,415
<OTHER-EXPENSES>                               67,911            34,210
<LOSS-PROVISION>                               0                 0
<INTEREST-EXPENSE>                             33,669            17,008
<INCOME-PRETAX>                                (13,282)          (7,301)
<INCOME-TAX>                                   (2,162)           (833)
<INCOME-CONTINUING>                            (11,120)          (6,468)
<DISCONTINUED>                                 0                 0
<EXTRAORDINARY>                                0                 0
<CHANGES>                                      0                 0
<NET-INCOME>                                   (11,120) <F4>     (6,468)
<EPS-BASIC>                                    0                 0
<EPS-DILUTED>                                  0                 0


Coinmach Corporation and Subsidiaires
<F1>
  TOTAL ASSETS: Includes Advance Location Payments of $77,093, Contract Rights of $395,806 and Goodwill of $220,865, each net of accumulated amortization at September 30, 2000.

<F2>
  BONDS: Includes $296,655 of 11-3/4% senior notes, as well as debt outstanding under a credit facility of $386,936 at September 30, 2000.

<F3>

  TOTAL LIABILITIES: Includes Accrued Commission of $31,802 and Accrued Interest of $15,383 at September 30, 2000.

<F4>

  NET INCOME: In addition, EBITDA of $84,044 (earnings before interest, income taxes depreciation and amortization) was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.
